Exhibit 23.2

CERTIFIED PUBLIC ACCOUNTANTS A Professional Association	MEMBERS American Institute of CPAs AICPA Division of CPA firms SEC Practice Section Mississippi Society of CPAs

Stephen P. Theobald, CPA, CVA

Margaret D. Closson, CPA

Darrell L. Galey, CPA

Michael D. O’Neill, CPA

John D. Prentiss, CPA

________________________

William S. Thompson, CPA

Gene M. Clark, Jr., CPA

Sam J. LaRosa, Jr., CPA (Retired)

Gerald Piltz, CPA (Retired)

Stanford A. Williams, Jr., CPA (Retired)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Forms S-8 (Commission File Numbers 33-93088 dated June 5, 1995 and 333-123234 dated March 10, 2005) of Isle of Capri Casinos, Inc. of our report dated July 11, 2006 relating to the financial statements and supplemental schedule of the Isle of Capri Casinos, Inc. Retirement Trust and Savings Plan, which appears in this Annual Report on Form 11-K.

Certified Public Accountants

July 12, 2007

Biloxi, Mississippi

Post Office Box 231 • Biloxi, Mississippi 39533-0231 • Phone (228) 374-4141 • FAX (228) 374-5521 • www.pwlcpa.com
Ocean Springs, Mississippi • Phone (228) 875-7501 • FAX (228) 875-4986	The CPA, Never Underestimate The Value. SM